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                                                                       Exhibit 5

                  Brown Raysman Millstein Felder & Steiner LLP
                              120 West 45th Street
                            New York, New York 10036
                                 (212) 944-1515

                                          April 14, 1997


Hanover Direct, Inc.
1500 Harbor Boulevard
Weehawken, New Jersey  07087

      Re:  Hanover Direct, Inc.

Gentlemen:

      We refer to the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Hanover Direct, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers (i) rights to purchase (the "Rights") shares of the Company's common stock, par value $.66-2/3 per share (the "Company Common Stock"), (ii) the oversubscription privilege to purchase rights and (iii) shares of Company Common Stock to be issued and sold upon the exercise of the Rights to be distributed in connection with a rights offering (the "Rights Offering").

      We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

      Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Rights proposed to be issued by the Company and the Company Common Stock proposed to be issued and sold by the Company have been duly authorized for issuance and that the Rights, when issued to holders of the Company Common Stock and Series B Convertible Additional Preferred Stock in accordance with the terms of the Rights Offering, will have been validly issued and will be fully paid and non-assessable.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                          Very truly yours,

                                          Brown Raysman Millstein
                                            Felder & Steiner LLP